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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of InterMune Pharmaceuticals, Inc. for the registration of 1,135,919 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 2001, with respect to the consolidated financial statements of InterMune Pharmaceuticals, Inc. included in its Annual Report as amended (Form 10-KA) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP



Palo Alto, California
April 16, 2001